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                                                                    Exhibit 10.8
                                                                    ------------

                                IFX CORPORATION

                     NON-QUALIFIED STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT (the "Agreement") is dated as of January 1,
                                       ---------
2000 (the "Grant Date") and is entered into between IFX CORPORATION, a Delaware
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corporation ("IFX"), and Zalman Lekach ("Optionee"). In consideration of the
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mutual promises and covenants made herein, the parties hereby agree as follows:

     1.   Defined Terms. Capitalized terms not otherwise defined herein shall
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have the same meaning ascribed to them in the IFX Corporation 1998 Stock Option and Incentive Compensation Plan (the "Plan"). As noted herein, certain
                                      ----
capitalized terms used herein have the same meanings ascribed to them in that certain Employment Agreement dated May 24, 1999 between IFX and Optionee (the "Employment Agreement").
 --------------------

     2.   Grant of Option.
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          (a) Subject to the terms and conditions of the Plan, a copy of which is attached hereto and incorporated herein by this reference, IFX grants to Optionee an option (the "Option") to purchase the following shares (the
                         ------
"Shares") of IFX's common stock, $.02 par value (the "Common Stock"), at the per
 ------                                               ------------
share price set forth below (the "Option Price"):
                                  ------------

                                           Number Of
                Option Accrual Date         Options            Vesting Date            Strike Price
December 31, 1999                             19,225        December 31, 2000                $ 8.75
September 30, 1999                            19,134        September 30, 2000               $ 8.75
June 30, 1999                                  8,308          June 30, 2000                  $ 8.75
May 24, 1999                                  15,000           33% per year                  $15.00
December 1, 1999 (Year 2000 Grant)            12,500           33% per year                  $20.00

                                           ---------
                                              74,167
                                           =========

          (b) The Option is not intended to qualify as an incentive stock option described in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). All provisions of this Agreement are to be construed in conformity
 ----
with this intention.

     3.   Term; Termination.
          -----------------

          (a)  Standard Term.  Except as otherwise provided herein, the Option
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shall be valid for a term commencing on the Grant Date and ending 10 years after the Grant Date (the "Termination Date").
                     ----------------

          (b)  Rights Upon Termination of Employment. If Optionee ceases to be
               -------------------------------------
employed by IFX or any of its subsidiaries (collectively, the "Subsidiaries")
                                                               ------------
for any reason other
than (i) for "Cause" (as defined herein), (ii) Optionee's death, (iii) termination by Optionee of his employment without Good Reason (as defined in the Employment Agreement) or (iv) Optionee's Permanent Disability (a defined in the Employment Agreement), the Option (vested or unvested) shall become 100% vested and shall be exercisable at any time prior to date three months after the date of termination of Optionee's employment; provided, however, that if the average
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of the closing bid and ask price of the Common Stock, as reported by the Nasdaq
SmallCap Market System (or any other exchange on which the Common Stock is then listed or admitted to unlisted trading privileges), equals or exceeds the Option Price for each of the five trading days after the date Optionee's termination of employment becomes effective, then the Option must be exercised prior to the date 90-days after the expiration of such five (5) day period, or else it will be forfeited by Optionee.

          (c)  Rights Upon Termination for Cause.  If Optionee's employment with
               ---------------------------------
IFX and/or its Subsidiaries is terminated for Cause, or Optionee terminates his employment without Good Reason, the Option shall be immediately cancelled, no portion of the Option may be exercised thereafter and Optionee shall forfeit all rights to the Option. The term "Cause" shall have the meaning given to the term "Cause" in the Employment Agreement; provided, however, that (i) if at any time Optionee's employment with IFX or any Subsidiary is not governed by an employment agreement, then the term "Cause" shall have the meaning given to such term in the Plan, and (ii) "Cause" shall exclude Optionee's death or Permanent Disability.

          (d)  Rights Upon Death/Disability of Optionee.  If Optionee's
               ----------------------------------------
employment with IFX and/or its Subsidiaries is terminated as a result of (i) Optionee's death, the Option may be exercised at any time prior to the earlier of the Termination Date or the date six months after the date of Optionee's death, or (ii) Optionee's Permanent Disability, the Option may be exercised at any time prior to the earlier of the Termination Date or the date six months after the date of Optionee's employment is terminated as a result of Optionee's Permanent Disability; provided, however, that if the average of the closing bid
                      --------  -------
and ask price of the Common Stock, as reported by the Nasdaq SmallCap Market System (or any other exchange on which the Common Stock is then listed or admitted to unlisted trading privileges), equals or exceeds the Option Price for each of the five trading days after the date of Optionee's death or the date Optionee's employment is terminated as a result of Optionee's Permanent Disability, then the Option must be exercised prior to the earlier of the Termination Date or the date 90-days after the expiration of such five (5) day period, or else it will be forfeited by Optionee.

     4.   Vesting.
          -------

          (a)  Standard Vesting.  The Option may only be exercised to the extent
               ----------------
vested. Any vested portion of the Option may be exercised at any time in whole or from time to time in part. Vesting shall commence on the first anniversary of the Grant Date and Optionee shall vest in the Option according to the schedule (each date set forth below, a "Vesting Date") set forth in paragraph 2
                                        ------------
hereof.

Optionee must be employed by IFX or any Subsidiary on any Vesting Date, in order to vest in the portion of the Option set forth in the chart above that vests on such Vesting Date. No portion of the Option shall vest between Vesting Dates; if Optionee ceases to be employed by IFX or any Subsidiary, then any portion of the Option that is scheduled to vest on any Vesting Date after the

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date Optionee's employment is terminated automatically shall be forfeited as of the date of Optionee's termination of employment. For purposes of this Section 4, a transfer or reassignment of Optionee from IFX to any Subsidiary, or vice
                                                                         ----
versa, shall not constitute a termination of employment for purposes of this
-----
Agreement.

          (b) Vesting Upon Change in Control.  Notwithstanding the provisions of
              ------------------------------
Section 4(a) or anything contained in this Agreement or in the Plan to the contrary, upon a Change in Control, as defined in the Employment Agreement, the Option shall become 100% vested and immediately exercisable as of the effective date of the Change in Control. In addition, if requested by Optionee in a writing delivered to IFX within 15 days prior to the effective date of a Change in Control, IFX shall either repurchase, or cause the surviving corporation to repurchase, the Option from Optionee within the period beginning five business days before and ending five business days after the effective date of the Change in Control. For purposes of such repurchase, the price per share shall equal the average of the average closing bid and ask prices of the Common Stock for each of the 20 trading days ending on and including the date Optionee delivered his written request for repurchase to IFX.

     5.   Procedure for Exercise.  Exercise of the Option or a portion thereof
          ----------------------
shall be effected by the giving of written notice to IFX in accordance the Plan and payment of the pro rata portion of the Option Price for the number of Shares to be acquired pursuant to the exercise.

     6.   Payment for Shares. Payment of the Option Price (or portion thereof)
          ------------------
shall be made in cash or by such other method as may be permitted by the Compensation Committee of the Board of Directors (the "Committee") in accordance
                                                       ---------
with the provisions of the Plan. No Shares shall be delivered upon exercise of the Option until full payment has been made and all applicable withholding requirements satisfied. Shares must be free of any restrictions and must be delivered to Optionee within 15 days of full payment.

     7.   Options Not Transferable and Subject to Certain Restrictions.  The
          ------------------------------------------------------------
Option may not be sold, pledged, assigned or transferred in any manner without the prior consent of the Committee, which may be given or withheld in its sole discretion, other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code. During Optionee's lifetime, the Option may be exercised only by the Optionee, a permitted assignee or by a legally authorized representative. In the event of Optionee's death, the Option may be exercised by the distributee to whom Optionee's rights under the Option shall pass by will or by the laws of descent and distribution.

     8.   Acceptance of Plan.  Optionee hereby accepts and agrees to be bound by
          ------------------
all the terms and conditions of the Plan

     9.   No Right to Employment.  Nothing herein contained shall confer upon
          ----------------------
Optionee any right to continuation of employment by IFX or any Subsidiary, or interfere with the right of IFX or any Subsidiary to terminate at any time the employment of Optionee. Nothing contained herein shall confer any rights upon Optionee as a shareholder of IFX, unless and until Optionee actually receives Shares.

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     10.  Compliance with Securities Laws.  The Option shall not be exercisable
          -------------------------------
and Shares shall not be issued pursuant to exercise of the Option unless the exercise of the Option and the issuance and delivery of Shares pursuant thereto shall comply with all relevant provisions of law including, without limitation, the Securities Act of 1933, as amended (the "Securities Act"), the Securities
                                             --------------
Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which Common Stock may then be listed, and shall be further subject to the approval of counsel for IFX with respect to such compliance11. No Other Rights. Optionee hereby
                                       ---------------
acknowledges and agrees that, except as set forth herein, no other representations or promises, either oral or written, have been made by IFX, any Subsidiary or anyone acting on their behalf with respect to Optionee's right to acquire any shares of Common Stock, stock options or awards under the Plan, and Optionee hereby releases, acquits and forever discharges IFX, the Subsidiaries and anyone acting on their behalf of and from all claims, demands or causes of action whatsoever relating to any such representations or promises and waives forever any claim, demand or action against IFX, any Subsidiary or anyone acting on their behalf with respect thereto.

     11.  Severability.  Any provision of this Agreement (or portion thereof)
          ------------
that is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this Section 13, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction.

     12.  Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements, oral or written, between IFX and Optionee relating to Optionee's entitlement to stock options, Common Stock or similar benefits, under the Plan or otherwise.

     13.  Amendment.  This Agreement may be amended and/or terminated at any
          ---------
time by mutual agreement of IFX and Optionee.

     14.  Governing Law.  The construction and operation of this Agreement are
          -------------
governed by the laws of the State of Delaware (without regard to its conflict of laws provisions).

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     This Agreement has been executed as of the date first written above.

                                                   IFX CORPORATION

                                                   By: /s/ Jose Leiman
                                                      --------------------
                                                      Jose Leiman,
                                                      Chief Financial Officer

                                                   /s/ Zalman Lekach
                                                   -----------------------
                                                   Zalman Lekach

                                                   Social Security Number

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

Number of Number of
Grant Date Options 6/12/00 Excercise Options
Description Through 3-31 Grant price 30-Jun-00
Name:
Joel Eidelstein November 1, 1998 300,000 - $3.00 300,000
Joel Eidelstein January 1, 2000 128,924 171,076 $8.75 300,000
Jose Leiman July 1, 1999 15,000 - $15.00 15,000
Jose Leiman July 1, 1999 33,333 - $12.00 33,333
Jose Leiman July 1, 1999 33,333 - $15.00 33,333
Jose Leiman July 1, 1999 33,334 - $18.00 33,334
Jose Leiman December 1, 1999 12,500 - $20.00 12,500
Jose Leiman January 1, 2000 42,975 57,025 $8.75 100,000
Mike Shalom January 1, 2000 12,892 17,108 $8.75 30,000
Zalman Lekach January 1, 2000 19,225 - $8.75 19,225
Zalman Lekach July 1, 1999 8,308 - $8.75 8,308
Zalman Lekach May 24, 1999 15,000 - $15.00 15,000
Zalman Lekach October 1, 1999 19,134 - $8.75 19,134
Zalman Lekach December 1, 1999 12,500 - $20.00 12,500
Zalman Lekach January 1, 2000 128,924 171,076 $8.75 300,000

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